Exhibit 2.1

AGREEMENT OF PURCHASE AND SALE

(13 Facilities – IA, NE, and FL)

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”), is entered into as of October 13, 2021 (the “Contract Date”), by and between Assisted 4 Living, Inc., a Nevada corporation (“Buyer”), and the seller entities listed in the signature block of this Agreement (collectively, “Seller”).

RECITALS

A. Seller is the owner of the following senior housing facilities (collectively, the “Facilities”):

`````````````````	Facility	Existing Operator
1.	Carrington at Muscatine 3440 Mulberry Ave., Muscatine, IA 52761	Premier Estates of Muscatine, LLC
2.	Carrington of Toledo 403 Grandview Drive, Toledo, IA 52342	Premier Estates of Toledo, LLC
3.	Crest Haven 1000 East Howard St., Creston IA 50801	Crest Haven Care Center, LLC
4.	Elmwood 222 15th St., Onawa, IA 51040	Elmwood Care Center, LLC Elmwood PE, LLC
5.	Haven Home 100 West Elm St., Kenesaw, NE 68956	Premier Estates of Kenesaw, LLC
6.	Linn Haven (New Hampton) 530 South Hampton, IA 50659	New Hampton Care Center, LLC
7.	North Platte 2900 West E. Street, North Platte, NE 69101	North Platte Care Center, LLC North Platte PE, LLC
8.	Pawnee Manor 438 12th St., Pawnee City, NE 68420	Premier Estates of Pawnee, LLC
9.	Pensacola (Park Place) 1717 West Avery St., Pensacola, FL 32501	Rehabilitation Center at Park Place, LLC
10.	Pierce Manor 515 East Main, St., Piere, NE 68767	Premier Estates of Pierce, LLC
11.	Premier Estates 1510 South Carroll St., Rock Rapids, IA 51246	Rock Rapids PE, LLC
12.	Rock Rapids 703 South Union St., Rock Rapids, IA 51246	Rock Rapids Care Center, LLC
13.	Sunny Knoll 135 Warner St., Rockwell City, IA 50579	Sunny Knoll Care Center, LLC

The real property underlying the Facilities is described on Exhibit A and is referred to as the “Properties.”

B. Seller desires to sell, and Buyer desires to buy, the Properties and all of Seller’s right, title and interest in all of the personal property located at the Properties (the “Personal Property”), other than the personal property described in Exhibit B attached to this Agreement (the personal property described on such Exhibit B is referred to as the “Excluded Personal Property”) on the terms and conditions set forth in this Agreement. References in this Agreement to the Personal Property mean all of the Personal Property other than the Excluded Personal Property.

C. Seller currently leases the Properties and the Personal Property to Iane Properties I, LLC and Iane Properties I II, LLC, each a Florida limited liability company (collectively “Existing Lessee”), pursuant to an Master Lease dated as of May 13, 2015, as amended by a First Amendment to Master Lease dated September 6, 2019, a Second Amendment to Master Lease dated October 7, 2019, a Third Amendment to Master Lease dated January 31, 2020, a Fourth Amendment to Master Lease dated July 22, 2020, and a Fifth Amendment to Master Lease dated June 10, 2021 (as amended, the “Existing Lease”). The Existing Lessee has subleased the Facilities to the existing operators listed in Recital A above, each a Florida limited liability company (the “Existing Operators”).

NOW, THEREFORE, the parties agree as follows.

1. Purchase and Sale. On the terms and conditions of this Agreement, Buyer agrees to purchase and Seller agrees to sell at the price of Fifty Nine Million and 00/100 Dollars ($59,000,000.00) (the “Purchase Price”), the Properties and the Personal Property.

2. Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows.

A. Prior to the Contract Date, Buyer has paid directly to Seller the sum of Three Million and 00/100 Dollars ($3,000,000.00) (the “Deposit”). Buyer shall receive a credit at closing against the Purchase Price in the amount of the Deposit. If this Agreement is terminated prior to Closing for any reason other than breach of this Agreement by Seller, the Deposit shall be paid to Seller as liquidated damages

B. On the “Closing Date” (hereinafter defined), the balance of the Purchase Price, adjusted in accordance with this Agreement, by federally wired “immediately available” funds, on or before 3:00 p.m. Baltimore, Maryland time.

3. Title Commitments and Surveys.

A. Within five (5) days of the Contract Date, Seller shall request a title insurance commitment (the “Title Commitments”) covering the Properties issued by the Stewart Title Guaranty Company, Commercial Services, 401 East Pratt St., Suite 611, Baltimore, MD 21202; Atten: Chris Luckett (the “Title Company”), committing the Title Company to issue its current form of ALTA owner’s title insurance policy to Buyer, with standard exceptions and in the amount of the Purchase Price, together with copies of all documents evidencing the items referred to as exceptions in the Title Commitments. If the Title Commitments contain any encumbrances or exceptions which are not acceptable to Buyer, other than Permitted Exceptions (as defined below) (an “Unacceptable Title Encumbrance”), before the Closing Buyer may attempt to remedy such Unacceptable Title Encumbrance and request that the Title Company agree to remove any such Unacceptable Title Encumbrance from the Title Policies (defined below). Buyer acknowledges that Seller will have no obligation to remedy or eliminate any encumbrances or exceptions, other than any liens securing indebtedness of Seller.

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B. At Closing, title to the Properties shall be insured by a standard ALTA owner’s policy of title insurance issued by the Title Company in the amount of the Purchase Price (the “Title Policies.”) The Title Policies shall insure title subject only to the Permitted Exceptions (as defined below). Buyer shall pay for the cost of the basic Title Policies and any extended coverage and endorsements to the standard coverage as Buyer may elect to obtain. Issuance of a Title Policies conforming to the approved Title Commitments shall be a condition to Buyer’s obligation to close this transaction, but the issuance of such extended coverage or endorsements shall not be a condition to Buyer’s obligation to close this transaction. Buyer acknowledges that at Closing title to the Properties will be conveyed subject to the Permitted Exceptions, and that neither these exceptions nor the standard printed exceptions in the Title Commitments or the Title Policies shall constitute title defects. For purposes of this Agreement, “Permitted Exception” shall mean:

(i) the general printed exceptions contained in an extended coverage title policy;

(ii) general real estate taxes, association assessments, special assessments, special district taxes and related charges not yet due and payable;

(iii) building and use restrictions and easements, rights of way and similar matters of record; and

(iv) all other exceptions and limitations disclosed in the Title Commitments and not objected to by Buyer pursuant to Section 3.A;

(v) all matters shown on the Existing Surveys (as defined below); and

(vi) matters caused by the actions of Buyer.

C. Prior to the Contract Date, Seller has provided to Buyer copies of any existing surveys for the Properties that Seller has in its possession (the “Existing Surveys”). Buyer may update the Existing Surveys at Buyer’s sole cost and expense (the “Surveys”). If Buyer elects to update the Existing Surveys, Buyer shall provide a copy to Seller.

D. The obligation of Buyer to pay various costs set forth in this Section 3 shall survive the termination of this Agreement.

4. Payment of Closing Costs. There will be no proration of property taxes, utility costs and other items typically prorated between Seller and Buyer at Closing; such costs will be the obligation of Buyer. Buyer will pay the cost of (i) the Title Policies in the amount of the Purchase Price and any title endorsements or extended coverages for the Title Policies requested by Buyer; (ii) state, county or city documentary / transfer tax (if any); (iii) any filing or recording fees, (iv) Buyer’s and Seller’s reasonable attorney’s fees, (v) all reasonable escrow or other closing fees, (vi) the cost of any due diligence; and (vii) and all other reasonable costs incurred by Seller and paid or owed to a non-affiliated third party for the transaction contemplated by this Agreement, irrespective of whether that transaction closes.

5. Type of Deed. Seller agrees to convey fee simple title to the Properties to Buyer by special warranty deed (the “Deed”) in recordable form subject to the Permitted Exceptions and warranting only that Seller has committed no act by which the Properties have been encumbered except as set forth in instruments recorded in the real estate records of the applicable recording office; the form of the Deed is attached as Exhibit C.

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6. Due Diligence Period and “As Is” Condition.

A. As of the Contract Date, Seller may furnish to Buyer certain third party reports it may have in its possession, including, but not limited to, the Existing Surveys (collectively, the “Seller’s Disclosure Documents”). Seller disclaims all warranties, express and implied, with respect to the Seller’s Disclosure Documents, including but not limited to warranties of title, accuracy, transferability and fitness for a particular use. None of the Seller’s Disclosure Documents, nor any information contained in or omitted from the Seller’s Disclosure Documents, shall form a basis for any claim by Buyer against Seller in contract, tort or otherwise. Neither Seller nor any of its agents or representatives has made any representation or warranty with respect to the Properties or the Personal Property, including representations and warranties with respect to the financial results of operation of the Facilities.

B. Buyer, its agents and employees shall have 45 days after the Contract Date (the “Due Diligence Period”) to conduct such investigations with respect to the Properties as Buyer shall desire but Buyer shall have no right to terminate this Agreement because it is dissatisfied with any condition of the Properties. In order to facilitate Buyer’s due diligence with respect to the Properties, during the Due Diligence Period, Seller shall cause the Existing Lessee to permit Buyer, its agents and employees reasonable access to the Properties; provided, however, that Buyer must provide the Existing Lessee at least two (2) business days notice of its desire to enter onto the Properties; and provided further that such access is subject to Seller and Existing Lessee’s procedures and protocols for entering the Properties, including but not limited to procedures developed in response to COVID-19. Buyer shall protect, defend, indemnify, save and hold harmless Seller, the Existing Lessee and the Existing Operators against and from any and all claims, demands, liens, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature whatsoever by or in favor of anyone whomsoever, and against and from any and all costs, damages and expenses (including attorneys’ fees and costs of tribunals at all levels) resulting from or occasioned by any act or omission of Buyer, or any of Buyer’s employees, agents, contractors or consultants, or any of their invitees, in, upon, at, from or about the Properties. Without the prior written consent of Seller(which consent shall not be unreasonably withheld, delayed or conditioned provided that the Phase 1 recommends specific additional testing), Buyer shall not conduct any invasive testing (such as a Phase II environmental report) of the Properties.

C. Buyer and Seller agree to maintain in confidence, the information contained in this Agreement or pertaining to the sale contemplated hereby and the information and data furnished or made available by Seller or the Existing Lessee to Buyer, its agents and representatives in connection with Buyer’s investigation of the Properties and the transactions contemplated by the Agreement; provided, however, that each party, its agents and representatives may disclose such information and data (a) to such party’s accountants, attorneys, prospective lenders, investment bankers, underwriters, ratings agencies, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively, the “Representatives”) to the extent that such Representatives reasonably need to know such information and data in order to assist, and perform services on behalf of, Seller or Buyer; (b) to the extent required by any applicable statute, law, regulation or governmental authority; and (c) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement.

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D. Seller makes no representations or warranties relating to the condition of the Properties or the Personal Property other than those being made in this Agreement, if any. Buyer acknowledges and agrees that it will be purchasing the Properties and the Personal Property based solely upon its inspections and investigations of the Properties and the Personal Property, and that Buyer will be purchasing the Properties and the Personal Property “AS IS” and “WITH ALL FAULTS”, based upon the condition of the Properties and the Personal Property as of the Closing Date. Without limiting the foregoing, Buyer acknowledges that, except as may otherwise be specifically set forth in Section 17 of this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Buyer is relying as to any matters concerning the Properties or the Personal Property, including, but not limited to, the condition of the land or any improvements comprising the Properties, the existence or non-existence of “Hazardous Materials” (as hereinafter defined), economic projections or market studies concerning the Properties, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Properties, water or water rights, topography, drainage, soil, subsoil of the Properties, the utilities serving the Properties or any zoning or building laws, rules or regulations or “Environmental Laws” (hereinafter defined) affecting the Properties. Seller makes no representation or warranty that the Properties complies with Title III of the Americans with Disabilities Act or any fire code or building code. Buyer hereby releases Seller and the affiliates of Seller from any and all liability in connection with any claims which Buyer may have against Seller or the affiliates of Seller, and Buyer hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the affiliates of Seller, relating directly or indirectly to the existence of asbestos or Hazardous Materials on, or environmental conditions of, the Properties, whether known or unknown. As used herein, “Environmental Laws” means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., the Emergency Planning and Community Right-to-Know Act (“Right-to-Know Act”), 42 U.S.C. § 11001 et seq., the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act (“Clean Water Act”), 33 U.S.C. § 1251 et seq., the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act (“Safe Drinking Water Act”), 42 U.S.C. § 300f et seq., the Atomic Energy Act (“AEA”), 42 U.S.C. § 2011 et seq., the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq., and the Hazardous Materials Transportation Act (“Transportation Act”), 49 U.S.C. § 1802 et seq. As used herein, “Hazardous Materials” means: (1) “hazardous substances,” as defined by CERCLA; (2) “hazardous wastes,” as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) asbestos in any form or condition; (5) polychlorinated biphenyls; and (6) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental Laws. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 6(D) shall survive the Closing and the delivery of the Deed and termination of this Agreement.

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7. Condemnation, Eminent Domain, Damage and Casualty. If (i) all or any portion of a Property is destroyed on or before the date Buyer takes possession of the Property, or (ii) all or any portion of a Property is taken by eminent domain, then this Agreement shall remain in full force and effect and there shall be no reduction in the Purchase Price, but Seller shall, at Closing, assign to Buyer (a) any insurance proceeds payable to Seller with respect to such damage; or (b) the entire award payable with respect to such condemnation proceeding, whichever is applicable.

8. Intentionally Deleted.

9. Intentionally Deleted.

10. Conditions to Closing.

A. For Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer to the extent permitted by applicable law:

(i) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) on and as of the date of the Closing as though made on and as of the date of the Closing, except to the extent any such representation or warranty expressly is made as of an earlier date or with respect to a particular period, in which case such representation or warranty shall have been true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) as of such date or with respect to such period.

(ii) Performance. Seller shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the date of the Closing.

B. For Seller. The obligations of Seller under this Agreement are subject to the satisfaction on or prior to the Closing Date (as defined in Section 11 hereof) of the following conditions, any one or more of which may be waived by Seller to the extent permitted by applicable law:

(i) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) on and as of the date of the Closing as though made on and as of the date of the Closing, except to the extent any such representation or warranty expressly is made as of an earlier date or with respect to a particular period, in which case such representation or warranty shall have been true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) as of such date or with respect to such period.

(ii) Performance. Buyer shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the date of the Closing.

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(iii) Existing Lease Obligations. On or before the Closing Date, (A) all Rent under the Existing Lease through the Closing Date has been paid in full, (B) Existing Lessee has met all its obligations under the Existing Lease that do not survive termination, and (C) the Existing Lease has been or will be terminated.

11. Closing. The closing of this transaction (the “Closing”) shall occur at 10:00 a.m., Baltimore, Maryland time, March 1, 2022, provided that Buyer may extend the initial closing date to March 31, 2022 by delivering Notice to Seller no later than February 15, 2022 (the date as may be extended, the “Closing Date”), unless otherwise agreed in writing by the parties to this Agreement. This transaction shall be closed through an escrow with the Title Company, in accordance with the general provisions of the usual and customary form of special warranty deed and money escrow for similar transactions in the State in which the Properties are located.

12. Closing Documents.

A. On the Closing Date, Seller and Buyer shall execute and deliver to one another a joint closing statement. In addition, Buyer shall deliver to Seller such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

B. On the Closing Date, Seller shall deliver to Buyer the following:

(i) the Deed, executed in accordance with the law of the State in which the Facilities are located law, subject to the Permitted Exceptions;

(ii) a quit claim bill of sale conveying the Personal Property (in the form of Exhibit D attached hereto);

(iii) non-foreign affidavit (in the form of Exhibit E attached hereto);

(iv) a termination of the Existing Lease as to the Facilities; and

(v) all documents and instruments reasonably required by the Title Insurer to issue the owner’s title policy.

13. Termination Events.

A. This Agreement may be terminated by Buyer or Seller upon the following conditions:

(i) By mutual consent of Buyer and Seller;

(ii) By Buyer if the conditions to Closing set forth in Section 10.A have not been satisfied or waived by March 31, 2022 (the “Outside Date”);

(iii) By Seller if the conditions to Closing set forth in Section 10.B have not been satisfied or waived by the Outside Date;

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(iv) Intentionally deleted;

(v) Intentionally deleted; and/or

(vi) By a non-defaulting party, in the event of a material breach by the other party which is not cured prior to the expiration of the cure period set forth in Section 13.B.

B. Opportunity to Cure. Neither party to this Agreement may claim termination or pursue any other remedy referred to in this Section 13 on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing Date shall be postponed if necessary to afford such opportunity to cure.

C. Effect of Termination.

(i) If Buyer terminates this Agreement pursuant 13.A(vi), then Buyer (as its sole remedy) shall be entitled to immediate return of the Deposit, and neither party shall have any further rights or obligations hereunder, except as provided in Sections 3.D, 6.C, and 16 below.

(ii) If this Agreement is terminated other than as set forth in Section 13.C(i), Seller shall receive the Deposit, and neither party shall have any further rights or obligations under this Agreement, except as provided in Sections 3.D., 6.B., 6.C., and 16 of this Agreement.

14. Recording. Neither this Agreement nor a memorandum thereof shall be recorded and the act of recording by Buyer shall be an act of default hereunder by Buyer.

15. Assignment. Buyer shall not have the right to assign its interest in this Agreement without the prior written consent of Seller. Any assignment or transfer of, or attempt to assign or transfer, Buyer’s interest in this Agreement without Seller’s prior written consent shall be an act of default hereunder by Buyer. Notwithstanding the foregoing terms of this Section, Buyer shall be allowed to make one (1) assignment of this Agreement to an entity primarily controlled by Buyer or its principals no later than ten (10) business days prior to the Closing Date; provided, however, such assignment will not release Buyer from its obligations under this Agreement and such assignee shall assume for the benefit of Seller all of the obligations of Buyer under this Agreement in writing.

16. Broker. Buyer and Seller each represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction. Buyer and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorneys’ fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. The indemnifying party shall undertake its obligations set forth in this Section 16 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Section 16 will survive the Closing and delivery of the Deed.

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17. Representations and Warranties of Seller. Seller represents and warrants to Buyer that: (a) Seller has the full right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated herein; (b) the execution, delivery and performance of this Agreement by Seller will not result in any breach or violation or constitute a default under any agreement or other instrument to which Buyer is a party, and (c) the Existing Lessee is the lessee under the Existing Lease.

18. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that: (a) Buyer has the full right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated herein; and (b) the execution, delivery and performance of this Agreement by Buyer will not result in any breach or violation or constitute a default under any agreement or other instrument to which Buyer is a party,

19. Limitation of Liability. Neither Seller, nor any affiliate of Seller, nor any of their respective beneficiaries, shareholders, partners, officers, directors, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature nor shall Buyer have the right to receive any judgment in or otherwise recover against the assets of the aforesaid for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Buyer hereby waives for himself and anyone who may claim by, through or under Buyer any and all rights to sue or recover on account of any such alleged personal liability or to receive any judgment in or otherwise recover against the assets of Seller, the affiliates of Seller or their respective beneficiaries, affiliates, shareholders, partners, officers, agents or employees, heirs, successors or assigns. In no event shall Seller be liable for consequential, incidental or punitive damages in respect of the transactions covered by this Agreement or for damages in excess of the Purchase Price paid to Seller by Buyer.

20. Time of Essence. Time is of the essence of this Agreement.

21. Notices. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by PDF email transmission or made by United States registered or certified mail addressed as follows:

Seller:	c/o Omega Healthcare Investors, Inc. 303 International Circle, Suite 200 Hunt Valley, MD 21030 Attn.: Daniel J. Booth Telephone No.: (410) 427-1700
	Email:	dbooth@Omegahealthcare.com,
vgupta@omegahealthcare.com, and
mkrull@omegahealthcare.com

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With a copy to (which shall not constitute notice):	Derwent & Associates, PLLC 5960 Tahoe Dr, SE, Suite 101 Grand Rapids, Michigan 49546 Attn: Mark E. Derwent Telephone No.: (616) 451-8690

Buyer:	Assisted 4 Living, Inc.5115 East State Road 64 Bradenton, Florida 34208 ATTN: Louis Collier, Jr. Telephone: (941) 758-4745 Email: LCollier@assisted4living.com

With a copy to its attorneys:	Bahnsen Legal Group, PLLC 131 NE 1st Avenue, Suite 100 Boca Raton, Florida 33432 ATTN: Jeffery Bahnsen Telephone: (407) 808-5700 Email: Jeff@bahnsenlaw.com subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent by pdf email transmission and received by 5:00 p.m. Baltimore, Maryland time or on the fourth (4th) business day after the same is deposited in the United States Mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail, by overnight courier or by pdf email transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrowee.

22. Governing Law. The provisions of this Agreement shall be governed by the laws of the States in which the Facilities are located.

23. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

24. Counterparts. This Agreement may be executed in multiple counterparts, with facsimile transmission acceptable, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

25. Captions; Construction. Section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof. Any reference in this Agreement to “business days” means days in which the recording office of County in which the Facilities are located and national banks are open in the State in which the Facilities are located.

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26. No Presumption. No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any other document.

27. Waiver Of Jury Trial. EACH OF SELLER AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

28. Litigation. In the event of litigation between the parties with respect to the Properties, this Agreement, the Deposit Escrow Instructions, the performance of their respective obligations hereunder or the effect of a termination under this Agreement or the Deposit Escrow Instructions, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys’ fees of counsel selected by the prevailing party. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section shall survive termination of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

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Signature Page to

AGREEMENT OF PURCHASE AND SALE

(13 Facilities – IA, NE, and FL)

SELLER:

Crete Plus Five Property, L.L.C. Iowa Lincoln County Property, L.L.C., Muscatine Toledo Properties, L.L.C. Avery Street Property, L.L.C. Each a Delaware limited liability company

By:	/s/ Megan Ames
Name:	Megan Ames
Its:	Senior Vice President - Operations

Signature Page 1 of 2

Signature Page to

AGREEMENT OF PURCHASE AND SALE

(13 Facilities – IA, NE, and FL)

BUYER:

Assisted 4 Living, Inc., a Nevada corporation

By:	/s/ Louis Collier, Jr.
Name:	Louis Collier, Jr.
Its:	CEO and President

Signature Page 2 of 2

EXHIBITS

A – Properties

B – Excluded Personal

C – Form of Deed

D – Form of Bill of Sale

E – Form of Non-Foreign Affidavit

EXHIBIT A-1

Legal Description of the Properties

Facility Name:	Carrington at Muscatine
Facility Address:	3440 Mulberry Ave., Muscatine, IA 52761

Exhibit A – Page 1 of 13

EXHIBIT A-2

Legal Description of the Properties

Facility Name:	Carrington of Toledo
Facility Address:	403 Grandview Drive, Toledo, IA 52342

Exhibit A – Page 2 of 13

EXHIBIT A-3

Legal Description of the Properties

Facility Name:	Crest Haven
Facility Address:	1000 East Howard St., Creston IA 50801

Exhibit A – Page 3 of 13

EXHIBIT A-4

Legal Description of the Properties

Facility Name:	Elmwood
Facility Address:	222 15th St., Onawa, IA 51040

Exhibit A – Page 4 of 13

EXHIBIT A-5

Legal Description of the Properties

Facility Name:	Haven Home
Facility Address:	100 West Elm St., Kenesaw, NE 68956

Exhibit A – Page 5 of 13

EXHIBIT A-6

Legal Description of the Properties

Facility Name:	Linn Haven (New Hampton)
Facility Address:	530 South Hampton, IA 50659

Exhibit A – Page 6 of 13

EXHIBIT A-7

Legal Description of the Properties

Facility Name:	North Platte (North Platt ALF and SNF)
Facility Address:	2900 West E. Street, North Platte, NE 69101

Exhibit A – Page 7 of 13

EXHIBIT A-8

Legal Description of the Properties

Facility Name:	Pawnee Manor
Facility Address:	438 12th St., Pawnee City, NE 68420

Exhibit A – Page 8 of 13

EXHIBIT A-9

Legal Description of the Properties

Facility Name:	Pensacola (Park Place)
Facility Address:	1717 West Avery St., Pensacola, FL 32501

Exhibit A – Page 9 of 13

EXHIBIT A-10

Legal Description of the Properties

Facility Name:	Pierce Manor
Facility Address:	515 East Main, St., Piere, NE 68767

Exhibit A – Page 10 of 13

EXHIBIT A-11

Legal Description of the Properties

Facility Name:	Premier Estates
Facility Address:	1510 South Carroll St., Rock Rapids, IA 51246

Exhibit A – Page 11 of 13

EXHIBIT A-12

Legal Description of the Properties

Facility Name:	Rock Rapids
Facility Address:	703 South Union St., Rock Rapids, IA 51246

Exhibit A – Page 12 of 13

EXHIBIT A13

Legal Description of the Properties

Facility Name:	Sunny Knoll
Facility Address:	135 Warner St., Rockwell City, IA 50579

Exhibit A – Page 13 of 13

EXHIBIT B

Excluded Personal Property

Excluded Personal Property means:

1. Any of Seller’s Personal Property that is located at, or used in connection with, any facilities other than the Facilities;

2. Any Personal Property in which Seller has no interest, including all Personal Property owned by the Existing Lessee or Existing Operators or by any patient or tenant of the Facilities.

3. All tradenames and trademarks related to the corporate name of Seller and related tradenames and trademarks;

4. Cash, general intangibles, accounts, accounts receivable, deposits (including, without limitation, bank and demand deposit accounts), insurance policies, and contract rights of Seller;

5. Books, records and financial statements of Seller;

6. Rights to payments, reimbursements or refunds from the United States of America, any State, any insurer, municipality, public utility or other agency, individual or entity, including, without limitation, real estate and personal property tax refunds, payments, reimbursements and deposits with respect to the Facilities;

7. All permits, licenses, approvals and authorizations issued, granted or given by or under the authority of any federal, state or local governmental or quasi-governmental agency, authority, official or tribunal which are not assignable, for which consent to assignment is not obtained, or for which an assignment will cause Seller to incur costs; and

8. All actions, suits, claims, rights and choses in action, instruments, promissory notes, and documents.

B-1

EXHIBIT C-1

Form of Iowa Deed

Special Warranty Deed

(___, _______ County, IA)

Preparer Information:

Jennifer J. Bakhuyzen

Derwent & Associates, PLLC

5960 Tahoe Dr., SE, Suite 101

Grand Rapids, MI 49546

(616) 551-1005

Taxpayer Information:

[Buyer Name]

[Buyer Address]

[Buyer Phone]

Return Document to:

Grantor: ___________

Grantee: ________________

Legal Description: See Page 2

Document or instrument number of previously recorded documents: Instrument No._________, Book ____, Page ___.

C-1

SPECIAL WARRANTY DEED

____________, a Delaware limited liability company, whose address is 303 International Circle, Suite 200, Hunt Valley, MD 21030 (“Grantor”), for consideration of Ten Dollars ($10.00) and other good and valuable consideration received from Assisted 4 Living, Inc., a __________ corporation, whose address is ______________ (“Grantee”), coveys to Grantee the following described property situated in the City of _______, ________ County, Iowa (the “Property”):

[Insert legal description]

subject to the permitted exceptions listed in attached Exhibit A.

Grantor covenants with Grantee that Grantor warrants and will defend the Property against the lawful claims of all persons claiming or to claim the same or any part thereof by, through or under Grantor except as may be above stated, but not otherwise.

Dated: ____________, 2022

Signatures on following page.

C-2

Now therefore, Grantor has executed this Special Warranty Deed on the date stated above.

____________, a Delaware limited liability company

By:
Name:	Vikas Gupta
Title:	Senior Vice President-Acquisitions and Development

STATE OF MARYLAND	)
) ss.
COUNTY OF BALTIMORE	)

The foregoing instrument was acknowledged before me on __________, 2022, by Vikas Gupta, the Senior Vice President-Acquisitions and Development of ____________, a Delaware limited liability company, on behalf of such company.

Notary Public
State of Maryland, County of ______________
My Commission expires: _________________

C-3

Exhibit B

Permitted Exceptions

1.	General printed exceptions contained in an extended coverage title policy.

2.	Real estate taxes for the year 2022, and subsequent years not yet due and payable.

3.	All association assessments, special assessments, special district taxes and related charges not yet due and payable.

4.	Building and use restrictions and easements, rights of way and similar matters of record.

5.	All matters shown on the survey of the Property prepared by _________ as project Number __________, last revised on _________.

6.	All liens, encumbrances, violations, charges, or any other conditions that are due to any act or omission of Grantee or an affiliate of Grantee.

7.	Rights of residents and/or patients of the healthcare facility located on the land as residents only, under unrecorded leases or residency agreements.

[insert specific exceptions listed on the Title Commitments]

C-4

EXHIBIT C-2

Form of Nebraska Deed

__________________________________________________________________________

Space Above Reserved for Recording Information

Return to:

_________________

_________________

_________________

____________, a Delaware limited liability company (“GRANTOR”), in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration received from ___________________, ____________ (“GRANTEE”), conveys to GRANTEE the real estate (as defined in Neb. Rev. Stat. 76-201) described in Exhibit A hereto and subject to restrictions, covenants, easements and all other matters of record, and expressly subject to those matters identified on Exhibit B attached hereto.

GRANTOR covenants with GRANTEE that GRANTOR:

(1)	has legal power and lawful authority to convey the same;

(2)	warrants only that it has committed no act by which the Property has been encumbered except as set forth in instruments recorded in the real estate records of the applicable recording office.

Grantor expressly disclaims all other warranties of any kind or character, express or implied.

Executed: ___________, 2022.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-5

Signature Page to
DEED

____________, a Delaware limited liability company

By:
Name:	Vikas Gupta
Its:	Senior Vice President – Acquisitions and Development

STATE OF MARYLAND	)
) SS:
COUNTY OF BALTIMORE	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named Vikas Gupta the _________________________ of Senior Vice President – Acquisitions and Development, a Delaware limited liability company, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed, and the free and act deed of the company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at ____________________, Maryland, this _____day of _________________, 2022.

Notary Public
My commission expires:

THIS INSTRUMENT PREPARED BY:

Jennifer J. Bakhuyzen, Esq.

Derwent & Associates, PLLC

5960 Tahoe Dr., SE Suite 101

Grand Rapids, MI 49546

Telephone: (616) 551-1005

C-6

Exhibit B

Permitted Exceptions

1.	General printed exceptions contained in an extended coverage title policy.

2.	Real estate taxes for the year 2022, and subsequent years not yet due and payable.

3.	All association assessments, special assessments, special district taxes and related charges not yet due and payable.

4.	Building and use restrictions and easements, rights of way and similar matters of record.

5.	All matters shown on the survey of the Property prepared by _________ as project Number __________, last revised on _________.

6.	All liens, encumbrances, violations, charges, or any other conditions that are due to any act or omission of Grantee or an affiliate of Grantee.

7.	Rights of residents and/or patients of the healthcare facility located on the land as residents only, under unrecorded leases or residency agreements.

[insert specific exceptions listed on the Title Commitments]

C-7

EXHIBIT C-3

Form of Florida Deed

This Instrument Was Prepared By, and when

Record and Return to:

Jennifer J. Bakhuyzen, Esq.

Derwent & Associates, PLLC

5960 Tahoe Dr., SE Suite 101

Grand Rapids, MI 49546

Telephone: (616) 551-1005

Property Appraiser

Identification No.: ___________

SPECIAL WARRANTY DEED

(________ – _________, FL)

This Special Warranty Deed, made on this date of _________,2022, between ____________, a Delaware limited liability company (“Grantor”), the address of which is 303 International Circle, Suite 200, Hunt Valley, MD 21030, and Assisted 4 Living, Inc., a __________ corporation (“Grantee”), the address of which is __________________.

WITNESSETH:

Grantor, for and in consideration of the sum of $10.00, and other good and valuable consideration paid by Grantee, the receipt of which is acknowledged, conveys, warrants, grants, bargains, sells, aliens, remises, releases, and confirms to Grantee all of the right, title, and interest in the land situated in ________ County, Florida and legally described in attached Exhibit A (the “Property”).

Subject only to those matters set forth on attached Exhibit B.

TOGETHER with all the tenements, hereditaments and appurtenances belonging or in any way appertaining to the Property.

TO HAVE AND TO HOLD the same in fee simple forever.

AND Grantor hereby covenants with Grantee that Grantor is lawfully seized of the Property in fee simple; that Grantor has good right and lawful authority to sell and convey the Property; that Grantor fully warrants the title to the Property and will defend the same against the lawful claims of all persons whomsoever, but against none other.

NOTE TO RECORDER: Documentary stamp taxes in the amount of $_______________ are being paid in connection with this Deed as required pursuant to Section 201.02. Florida Statutes.

Signatures and notaries on following page.

C-8

In Witness Whereof, Grantor executed this Special Warranty Deed on the date stated above.

GRANTOR:		WITNESSES:

____________, a Delaware limited liability company
Printed Name:_________________________

By:
Name:	Vikas Gupta	Printed Name: ________________________
Title:	Senior Vice President – Acquisitions and Development

STATE OF MARYLAND

COUNTY OF BALTIMORE

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization on March___, 2020 by Vikas Gupta, the Senior Vice President-Acquisitions and Development of ____________, a Delaware limited liability company, on behalf thereof, who ☐ is personally known to me or ☐ produced _____________________ as identification.

_____________________________________

Notary Public -- State of _________________

Printed Name: _________________________

(Seal)

C-9

Exhibit B

Permitted Exceptions

8.	General printed exceptions contained in an extended coverage title policy.

9.	Real estate taxes for the year 2022, and subsequent years not yet due and payable.

10.	All association assessments, special assessments, special district taxes and related charges not yet due and payable.

11.	Building and use restrictions and easements, rights of way and similar matters of record.

12.	All matters shown on the survey of the Property prepared by _________ as project Number __________, last revised on _________.

13.	All liens, encumbrances, violations, charges, or any other conditions that are due to any act or omission of Grantee or an affiliate of Grantee.

14.	Rights of residents and/or patients of the healthcare facility located on the land as residents only, under unrecorded leases or residency agreements.

[insert specific exceptions listed on the Title Commitments]

C-10

EXHIBIT D

Quit Claim Bill of Sale

This QUIT CLAIM BILL OF SALE is made and entered into as of __________, 2022 Assisted 4 Living, Inc., a Nevada corporation (“Buyer”), and Crete Plus Five Property, L.L.C., Iowa Lincoln County Property, L.L.C., Muscatine Toledo Properties, L.L.C., and Avery Street Property, L.L.C., each a Delaware limited liability company (“Seller”) (the words “Seller” and “Buyer” to include their respective successors and assigns where the context requires or permits).

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller has quit claimed and by these presents does quit claim unto Buyer any and all right, title and interest which Seller possesses in and to, all and singular, the Personal Property as defined in the Agreement of Purchase and Sale dated as of October 8, 2021 between Seller and Buyer.

By acceptance of this Quit Claim Bill of Sale, Buyer acknowledges that it is acquiring the Personal Property strictly on an as “AS IS” basis, and Buyer acknowledges and agrees that neither Seller nor its agents, contractors or representatives have made any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever, whether express of implied, oral or written, past, present or future, of, as to, concerning or with respect to the nature, quality or condition of the Personal Property.

TO HAVE AND TO HOLD, all and singular, the Personal Property hereby quit claimed to Buyer, its successors and assigns, to and for its own use and benefit.

[SIGNATURE PAGE TO FOLLOW]

D-1

IN WITNESS WHEREOF, the parties hereto have caused this Quit Claim Bill of Sale to be executed in their names as of the date first above written. This Quit Claim Bill of Sale may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one agreement.

SELLER:

Crete Plus Five Property, L.L.C. Iowa Lincoln County Property, L.L.C., Muscatine Toledo Properties, L.L.C. Avery Street Property, L.L.C. Each a Delaware limited liability company

By:
Name:	Vikas Gupta
Its:	Senior Vice President - Acquisitions and Development

BUYER:

Assisted 4 Living, Inc., a Nevada corporation

By:
Name:
Its:

D-2

EXHIBIT E

Non-Foreign Affidavit

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the purchaser that withholding of tax is not required upon the disposition of United States real property interests by Crete Plus Five Property, L.L.C., Iowa Lincoln County Property, L.L.C., Muscatine Toledo Properties, L.L.C., and Avery Street Property, L.L.C., each a Delaware limited liability company (collectively, the “Company”), the undersigned certifies the following on behalf of the Company:

1. Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Company’s United States employer identification number are Crete Plus Five Property, L.L.C. (30-0855110), Iowa Lincoln County Property, L.L.C. (45-4445450), Muscatine Toledo Properties, L.L.C. (36-4777497), and Avery Street Property, L.L.C. (36-4775490);

3. Company’s principal business office is located at c/o Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, MD 21030.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and that it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Company.

By:
Name:	Vikas Gupta
Title:	Vice President – Acquisitions and Development

COUNTY OF BALTIMORE	)
)
STATE OF MARYLAND	)

Subscribed and worn to before mon on ____________, 2022

_______________________________

Notary Public, Baltimore County, Maryland

My Commission Expires: ______________

E-1